FOR IMMEDIATE RELEASE:

NVIDIA Reports Financial Results for First Quarter Fiscal Year 2013

•	Revenue of $924.9 million.

•	GAAP net income was $60.4 million, or $0.10 per diluted share. Non-GAAP net income was $97.5 million, or $0.16 per diluted share.

•	GAAP gross margin was 50.1 percent. Non-GAAP gross margin was 50.4 percent.
SANTA CLARA, Calif.-May 11, 2012-NVIDIA (NASDAQ: NVDA) today reported revenue of $924.9 million for the first quarter of fiscal 2013 ended Apr. 29, 2012.
“Kepler GPUs are accelerating our business,” said Jen-Hsun Huang, president and chief executive officer of NVIDIA. “Our newly launched desktop products are winning some of the best reviews we've ever had. Notebook GPUs had a record quarter. And Tegra is on a growth track again, driven by great mobile device wins and the upcoming Windows on ARM launch."
“Graphics is more important than ever. Look for exciting news next week at the GPU Technology Conference as we reveal new ways that the GPU will enhance mobile and cloud computing,” he said.

(in millions except per share data)	Q1 FY13 GAAP	Q4 FY12 GAAP	Q1 FY13 NON-GAAP	Q4 FY12 NON-GAAP
Revenue	$924.9	$953.2	$924.9	$953.2
Gross margin	50.1%	51.4%	50.4%	52.5%
Operating expenses	$390.5	$367.7	$348.0	$325.2
Net income	$60.4	$116.0	$97.5	$158.1
Earnings per share	$0.10	$0.19	$0.16	$0.26

Outlook
Our outlook for the second quarter of fiscal 2013 is as follows:

•	Revenue is expected to be between $990 million and $1.05 billion.

•	GAAP gross margin is expected to be 51.2 percent, plus or minus one percentage point. Non-GAAP gross margin is expected to be 51.5 percent, plus or minus one percentage point.

•	GAAP operating expenses are expected to be approximately $418 million. Non-GAAP operating expenses are expected to be approximately $354 million.

GAAP operating expenses for the second quarter are expected to include a one-time charge related to a corporate donation to Stanford Hospital of $25 million, payable over a 10-year period. We are joining Stanford's initiative, along with other corporations in the high-tech community, including Apple, eBay, HP, Intel, Intuit and Oracle, to build a leading-edge health care institution.

•
GAAP and non-GAAP tax rates are expected to be approximately 20 percent, plus or minus one percent, for the second quarter and fiscal year, excluding any discrete tax events that may occur during the quarter, which, if realized, may increase or decrease our GAAP and non-GAAP tax rates. If the U.S. research tax credit is reinstated into tax law, we estimate our annual effective tax rate for the fiscal year 2013 to be approximately 16 percent.

We estimate depreciation and amortization for the second quarter to be approximately $55 million to $57 million. Capital expenditures are expected to be in the range of $35 to $45 million.
Diluted shares for the second quarter are expected to be approximately 628 million.
First Quarter Fiscal 2013 and Recent Highlights:

•	NVIDIA launched its new KeplerTM-architecture GPUs to rave reviews. Products included the GeForce® GTX 670, GeForce GTX 680, the dual-GPU GeForce GTX 690, and the notebook range of GeForce 600M GPUs.

•	The first Ultrabook with an NVIDIA® GPU, the Acer Aspire Timeline M3, launched on March 6.

•	NVIDIA's first Tegra® 3 phone launched on Feb. 26, the HTC One X, to wide acclaim in the media. Tegra 3 phones are available from 22 carriers in Europe and Asia.

GAAP Quarterly Financial Comparison
(in millions except per share data)	Q1 FY13	Q4 FY12	Q/Q
Revenue	$924.9	$953.2	down 3%
Gross margin	50.1%	51.4%	down 1.3 p.p.
Operating expenses	$390.5	$367.7	up 6.2%
Net income	$60.4	$116.0	down 47.9%
Earnings per share	$0.10	$0.19	down 47.4%

Non-GAAP Quarterly Financial Comparison*
(in millions except per share data)	Q1 FY13	Q4 FY12	Q/Q
Revenue	$924.9	$953.2	down 3%
Gross margin	50.4%	52.5%	down 2.1 p.p
Operating expenses	$348.0	$325.2	up 7%
Net income	$97.5	$158.1	down 38.3%
Earnings per share	$0.16	$0.26	down 38.5%
* Non-GAAP earnings excluded stock-based compensation, amortization of acquisition-related intangible assets, other acquisition-related costs, a legal settlement in the fourth quarter of fiscal 2012, and the tax impact associated with such items.

CFO Commentary
Commentary on the quarter by Karen Burns, NVIDIA interim chief financial officer, is available at www.nvidia.com/ir.
Conference Call and webcast Information
NVIDIA will conduct a conference call with analysts and investors to discuss its first quarter fiscal 2013 financial results and current financial prospects today at 5:00 a.m. Pacific Time (8:00 a.m. Eastern Time). To listen to the call, please dial (706) 679 2572. A live webcast (listen-only mode) of the conference call will be accessible at the NVIDIA investor relations web site www.nvidia.com/ir and at www.streetevents.com. The webcast will be recorded and available for replay until the company's conference call to discuss its financial results for its second quarter fiscal 2013.
Non-GAAP Measures
To supplement NVIDIA's Condensed Consolidated Statements of Operations and Condensed Consolidated Balance Sheets presented in accordance with GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income tax expense, non-GAAP net income, and non-GAAP net income, or earnings, per share. In order for NVIDIA's investors to be better able to compare its current results with those of previous periods, the company has shown a reconciliation of GAAP to non-GAAP financial measures. These reconciliations adjust the related GAAP financial measures to exclude a non-recurring charge related to a legal settlement, stock-based compensation, amortization of acquisition-related intangible assets, other acquisition-related costs, a non-recurring contribution expense, and the associated tax impact of these items, where applicable. NVIDIA believes the presentation of its non-GAAP financial measures enhances the user's overall understanding of the company's historical financial performance. The presentation of the company's non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the company's financial results prepared in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies.

About NVIDIA
NVIDIA (NASDAQ: NVDA) awakened the world to computer graphics when it invented the GPU in 1999. Today, its processors power a broad range of products from smartphones to supercomputers. NVIDIA's mobile processors are used in cell phones, tablets and auto infotainment systems. PC gamers rely on GPUs to enjoy spectacularly immersive worlds. Professionals use them to create 3D graphics and visual effects in movies and to design everything from golf clubs to jumbo jets. And researchers utilize GPUs to advance the frontiers of science with high performance computing. The company has more than 4,500 patents issued, allowed or filed, including ones covering ideas essential to modern computing. For more information, see www.nvidia.com.

Certain statements in this press release including, but not limited to statements as to: the impact of Kepler GPUs on our business; reviews of our newly launched desktop products; the growth of Tegra, driven by great mobile device wins and the upcoming Windows on ARM launch; important news at our GPU Technology Conference; new ways that the GPU will enhance mobile and cloud computing; the company's financial outlook for the second quarter of fiscal 2013; the company's tax rate for the second quarter and fiscal year 2013; and the effects of the company's patents on modern computing are forward-looking statements that are subject to risks and uncertainties that could cause results to be materially different than expectations. Important factors that could cause actual results to differ materially include: global economic conditions; our reliance on third parties to manufacture, assemble, package and test our products; the impact of technological development and competition; development of new products and technologies or enhancements to our existing product and technologies; market acceptance of our products or our partners products; design, manufacturing or software defects; changes in consumer preferences or demands; changes in industry standards and interfaces; unexpected loss of performance of our products or technologies when integrated into systems; as well as other factors detailed from time to time in the reports NVIDIA files with the Securities and Exchange Commission, or SEC, including its Form 10-K for the fiscal year ended January 29, 2012. Copies of reports filed with the SEC are posted on the company's website and are available from NVIDIA without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, NVIDIA disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

© 2012 NVIDIA Corporation. All rights reserved. NVIDIA, the NVIDIA logo, GeForce, Kepler, and Tegra are trademarks and/or registered trademarks of NVIDIA Corporation in the U.S. and/or other countries. Other company and product names may be trademarks of the respective companies with which they are associated. Features, pricing, availability, and specifications are subject to change without notice.

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For further information, contact:

Rob Csongor	Robert Sherbin
Investor Relations	Corporate Communications
NVIDIA Corporation	NVIDIA Corporation
(408) 566-6373	(408) 566-5150
rcsongor@nvidia.com	rsherbin@nvidia.com

NVIDIA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	April 29, 2012	May 1, 2011

Revenue	$924,877	$962,039
Cost of revenue	461,513	477,536
Gross profit	463,364	484,503
Operating expenses
Research and development	283,902	231,524
Sales, general and administrative	106,636	98,117
Total operating expenses	390,538	329,641
Operating income	72,826	154,862
Interest and other income, net	4,269	1,623
Income before income tax expense	77,095	156,485
Income tax expense	16,658	21,266
Net income	$60,437	$135,219

Basic net income per share	$0.10	$0.23
Diluted net income per share	$0.10	$0.22

Shares used in basic per share computation	615,780	594,802
Shares used in diluted per share computation	623,786	613,474

NVIDIA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	April 29,	January 29,
	2012	2012
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$3,130,812	$3,129,576
Accounts receivable, net	411,155	336,143
Inventories	342,707	340,297
Prepaid expenses and other current assets	147,442	99,342
Total current assets	4,032,116	3,905,358

Property and equipment, net	553,541	560,072
Goodwill	641,030	641,030
Intangible assets, net	363,395	326,136
Other assets	118,085	120,332
Total assets	$5,708,167	$5,552,928

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$395,578	$335,072
Accrued liabilities and other current liabilities	551,826	594,886
Total current liabilities	947,404	929,958

Other long-term liabilities	452,505	455,807
Capital lease obligations, long term	20,830	21,439
Stockholders' equity	4,287,428	4,145,724
Total liabilities and stockholders' equity	$5,708,167	$5,552,928

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)
	Three Months Ended
	April 29,	January 29,	May 1,
	2012	2012	2011

GAAP gross profit	$463,364	$490,013	$484,503
GAAP gross margin	50.1%	51.4%	50.4%
Stock-based compensation expense included in cost of revenue (A)	2,526	3,048	2,477
Legal settlement (B)	—	7,300	—
Non-GAAP gross profit	$465,890	$500,361	$486,980
Non-GAAP gross margin	50.4%	52.5%	50.6%

GAAP operating expenses	$390,538	$367,696	$329,641
Stock-based compensation expense included in operating expense (A)	(33,043)	(32,388)	(29,262)
Amortization of acquisition-related intangible assets	(4,342)	(5,041)	(2,296)
Other acquisition-related costs (C)	(5,171)	(5,052)	(1,255)
Non-GAAP operating expenses	$347,982	$325,215	$296,828

GAAP net income	$60,437	$116,025	$135,219
Total pre-tax impact of non-GAAP adjustments	45,082	52,829	35,290
Income tax impact of non-GAAP adjustments	(7,989)	(10,718)	(4,796)
Non-GAAP net income	$97,530	$158,136	$165,713

Diluted net income per share
GAAP	$0.10	$0.19	$0.22
Non-GAAP	$0.16	$0.26	$0.27

Shares used in diluted net income per share computation	623,786	618,599	613,474

(A) Excludes stock-based compensation as follows:	Three Months Ended
	April 29,	January 29,	May 1,
	2012	2012	2011
Cost of revenue	$2,526	$3,048	$2,477
Research and development	$21,207	$20,908	$18,589
Sales, general and administrative	$11,836	$11,480	$10,673

(B) On February 7, 2012, the Company and Rambus entered into a licensing agreement and both parties also agreed to settle all outstanding legal disputes. For accounting purposes, an additional charge of $7.3 million associated with the fair value prescribed to the settlement portion was recognized for the year ended January 29, 2012.

(C) Other acquisition-related costs are comprised of transaction costs, compensation charges and restructuring costs related to the acquisition of Icera, Inc. that was completed on June 10, 2011.

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK
(In millions)
Q2 FY2013 Outlook
GAAP gross margin	51.2%
Impact of stock-based compensation (A)	0.3%
Non-GAAP gross margin	51.5%

Q2 FY2013 Outlook
(In millions)
GAAP operating expenses	$418.0
Stock-based compensation expense included in operating expense	(29.8)
Amortization of acquisition-related intangible assets	(4.5)
Other acquisition-related costs (B)	(4.7)
Contribution expense	$(25.0)
Non-GAAP operating expenses	$354.0

(A) Represents $2.6 million of stock-based compensation expense included in cost of revenue.
(B) Other acquisition related costs are comprised of transaction costs, compensation charges and restructuring costs related to the acquisition of Icera, Inc. that was completed on June 10, 2011.